EXHIBIT 99.1

SRAX Reports $19.3 million in Net Income and $1.91 EPS for Third Quarter 2018

- Provides 2019 Guidance of $20 Million to $25 Million in Revenue and 45% to 55% in Gross Margin -

LOS ANGELES, November 14, 2018 –Social Reality, Inc. (Nasdaq: SRAX), a digital marketing and consumer data management and distribution technology platform company, reported results for the three months ended September 30, 2018 and provided guidance for 2019.

“SRAX solves data challenges for all actors in the digital advertising ecosystem by building valuable verticals around specific data sets,” stated SRAX’s CEO and Chairman Christopher Miglino. “During the third quarter, through the sale of our healthcare vertical, we delivered proof of concept of our strategy to build, optimize and monetize digital marketing around three integrated areas of focus: industry data verticals, social media data and BIGtoken and our consumer data product.

“Today, we believe our industry verticals and social media solutions have substantial value. To capture the tremendous opportunity these assets have, we are investing in development and sales expansion. Year to date, we have launched several new products and increased our sales team from six at the beginning of the year to 22, the majority of whom are dedicated to SRAX solutions.

“Data accuracy is the largest area of uncertainty for marketers, and we are delivering a solution that is good for both the marketer and the consumer. Our consumer-powered data management and distribution system, BIGtoken, is positioned to revolutionize advertising by offering consumers choice, transparency and compensation for their data. By gathering information directly from the source, conducting multi-layer verification and providing data security, BIGtoken can solve data accuracy challenges the market faces. We have entered open beta, hired a VP of business development to help evangelize the system, and are excited about driving BIGtoken user growth.

“Overall, we expect to deliver significant revenue growth in 2019 and are confident about achieving our projected goals,” concluded Miglino.

2019 Guidance

For 2019, the company estimates revenue will be between $20 million and $25 million with gross margins between 45% and 55% for the year.

Financial Results: Third Quarter 2018 Compared to Third Quarter 2017

SRAXmd contributed 37 days of revenue in 2018, compared to a full quarter in 2017.

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Gross revenue was $2.0 million, compared to $5.6 million in the third quarter of 2017, which included a full quarter of SRAXmd revenue.

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Gross margin was 62%, compared to gross margin of 56% in the year ago quarter.

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Operating expenses were $4.9 million, compared to $3.7 million, up due to ongoing headcount additions in the SRAX industry data verticals.

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Gain on sales of assets was $24.0 million, compared to none in the same period 2018.

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Net income was $19.3 million, or $1.91 per share, reflecting the sale of SRAXmd, compared to a net loss of $1.0 million, or $0.13 per share, in the third quarter of 2017.

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Adjusted EBITDA loss was $2.8 million, compared to $93,000 in the third quarter of 2017.

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Cash and cash equivalents were $14.4 million at September 30, 2018, compared to $1.0 million at December 31, 2017.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and certain additional one-time expenses. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

Other Recent Corporate Highlights:

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Sold SRAXmd, the healthcare business, for up to $52.5 million in total consideration including $33.5 million in cash less transaction expenses, up to $9 million in gross profit earn-out and $10 million in preferred shares in the new SRAXmd entity, representing 31% ownership.

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Provided updates regarding BIGtoken.com

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Declared dividend right to shareholders and certain holders of the company’s common stock equivalents on September 17, 2018, at no charge, a non-transferable right to receive a special dividend (also at no charge), if and when declared, consisting of such number and designation of the SRAX subsidiary BIGtoken, Inc.'s securities as determined by the company’s management

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Entered closed beta and moved quickly to open beta to have users test the ecosystem.

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Began a contest to reward Beta testers with the unique opportunity to earn Bitcoin for participating. To join the BIG Beta contest, download the BIGtoken app on the Apple App Store or Google

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Apple App Store: http://big.srax.com/app-store

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Google Play: https://big.srax.com/google-play

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Hired David James Stewart as vice president of business development to drive commercial adoption of BIGtoken.com.

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Named George Stella vice president of SRAXshopper to fuel growth in the CPG vertical.

Conference Call

Management will review the results on a conference call with a live question and answer session today, November 14, 2018, at 4:30 p.m. ET/1:30 p.m. PT.

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If calling from the United States or Canada, please use Dial-In Numbers: 1-877-407-9716 to access the live call and 1-844-512-2921 for the replay, code 13684813 available until November 28, 2018.

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If calling internationally, please dial 1-201-493-6779 to access the live call and 1-412-317-6671 for the replay, code 13684813.

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The call will be webcast over the internet and accessible at the Company’s website at https://srax.com/investors/ for at least 90 days.

About SRAX
Social Reality, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX’s technology delivers the tools to unlock data to reveal brands and content owners’ core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people can own and sell access to their data thereby users choice, transparency, and compensation. SRAX’s technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,423,573	$1,017,299
Accounts receivable, net	969,110	4,348,305
Prepaid expenses	448,784	468,336
Other current assets	417,813	300,898
Total current assets	16,259,280	6,134,838

Property and equipment, net of accumulated depreciation	153,619	154,546

Goodwill	15,644,957	15,644,957
Intangibles - net	1,832,323	1,642,760
Other assets	451,145	28,598

Total assets	$34,341,324	$23,605,699

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$2,475,229	$5,010,815
Total current liabilities	2,475,229	5,010,815

Secured convertible debentures, net	2,943,109	1,711,146

Total liabilities	5,418,338	6,721,961

Commitments and contingencies (Note 13)	—	—

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,183,330 and 9,910,565 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	10,183	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock to be issued	—	879,500
Additional paid in capital	37,343,937	37,143,033
Accumulated deficit	(8,431,134)	(21,148,706)
Total stockholders' equity	28,922,986	16,883,738

Total liabilities and stockholders' equity	$34,341,324	$23,605,699

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018

 (Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2018	2017	2018	2017
Revenues	$2,015,391	$5,554,182	$8,823,592	$16,861,449
Cost of revenue	763,610	2,454,919	2,902,179	8,378,247
Gross profit	1,251,781	3,099,263	5,921,413	8,483,202

Operating expense
General, selling and administrative expense	4,869,232	3,659,202	14,414,279	11,395,454
Write-off of non-compete agreement	—	—	—	486,750
Restructuring costs	—	—	—	377,961
Total operating expense, net	4,869,232	3,659,202	14,414,279	12,260,165

Loss from operations	(3,617,451)	(559,939)	(8,492,866)	(3,776,963)

Other income (expense)
Interest income (expense)	(318,942)	(338,010)	(1,240,485)	(668,583)
Amortization of debt issuance costs	(726,716)	(133,224)	(1,531,963)	(898,932)
Total interest expense	(1,045,658)	(471,234)	(2,772,448)	(1,567,515)
Gain on sale of assets	23,978,389	—	23,978,389	—
Other non-operating income (expense)	9,758	—	4,498	—
Total other income (expense)	22,942,489	(471,234)	21,210,439	(1,567,515)

Income (loss) before provision for income taxes	19,325,038	(1,031,173)	12,717,573	(5,344,478)

Provision for income taxes	—	—	—	—

Net income (loss)	$19,325,038	$(1,031,173)	$12,717,573	$(5,344,478)

Net (loss) income per share, basic and diluted	$1.91	$(0.13)	$1.26	$(0.67)

Weighted average shares outstanding, basic and diluted	10,112,804	8,115,790	10,121,717	8,008,717

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018

(Unaudited)

	Nine Months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$12,717,573	$(5,344,478)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	1,756,795	947,968
Gain on sale of SRAXmd	(23,978,389)	—
Amortization of debt issue costs	325,791	515,082
Amortization of debt discount	1,206,172	383,850
PIK Interest expense accrued to principal	—	51,323
Write-off of non-compete agreement	—	486,750
Provision for bad debts	(8,600)	(181,702)
Depreciation expense	30,730	14,240
Amortization of intangibles	512,308	358,698
Changes in operating assets and liabilities:
Accounts receivable	1,816,668	1,377,870
Prepaid expenses	(196,929)	(209,007)
Other assets	(119,462)	12,762
Accounts payable and accrued expenses	(3,005,533)	(721,272)
Unearned revenue	—	67,516
Cash used in operating activities	(8,942,876)	(2,240,400)

Cash flows from investing activities:
Purchase of equipment	(29,803)	(97,287)
Development of software	(701,871)	(454,368)
Proceeds from SRAXmd	22,980,824	—
Cash provided by (used in) investing activities	22,249,150	(551,655)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	3,820,001
Proceeds from the issuance of common stock in conjunction with warrant exercised	100,000	—
Repayments of note payable and PIK interest	—	(3,996,928)
Proceeds from secured convertible debentures, net	—	2,136,629
Net cash provided by financing activities	100,000	1,959,702

Net increase (decrease) in cash and cash equivalents	13,406,274	(832,353)
Cash and cash equivalents, beginning of period	1,017,299	1,048,762
Cash and cash equivalents, end of period	$14,423,573	$216,409

Supplemental schedule of cash flow information:
Cash paid for interest	$758,767	$649,199
Cash paid for taxes	$—	$—

Supplemental Schedule of noncash financing activities:
Common stock issued for preferred stock conversion and vesting grants	$—	$52
Vesting of common stock award	$150,000	$—
Issuance of placement agent warrants	$—	$249,028
Issuance of common stock to be issued, issued now	$879,500	$100
Shares issued for convertible note conversions	$300,000	$—

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018

 (Unaudited)

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one-time financing and transaction expense. Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	For the Three Month Period Ended September 30,
	2018	2017
Net Income or (loss)	$19,325,038	$(1,031,173)
plus
Equity Based compensation	594,985	326,641
Adjusted net loss	$19,920,023	$(704,532)
(Gain) or loss on sale of assets	(23,978,389)	—
Interest Expense	1,045,658	471,234
Other non-operating expenses	(9,758)	—
Depreciation and amortization	172,838	140,551

Adjusted EBITDA	$(2,849,628)	$(92,747)

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